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                                  EXHIBIT 3.1

                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                            EUFAULA BANCCORP, INC.
                            (AS OF MARCH 18, 1998)


     The original Certificate of Incorporation of Eufaula BancCorp, Inc. was filed with the Secretary of State of Delaware on May 27, 1988. This Restated Certificate of Incorporation was duly adopted by the Board of Directors on March 18, 1998 in accordance with Section 245 of the General Corporation Law of Delaware and it only restates and integrates and does not further amend the provisions of the corporation's Certificate of Incorporation as heretofore amended. There is no discrepancy between the provisions of previous amendments and the provisions of this restated Certificate.

     1.   Name.  The name of the corporation is "Eufaula BancCorp, Inc."
          ----

     2.   Registered Office and Agent.  The initial registered office of the
          ---------------------------
Corporation in the State of Delaware shall be 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the initial registered agent of the Corporation at such address shall be The Corporation Trust Company.

     3.   Purpose and Powers.  The purpose of the Corporation is to engage in
          ------------------
any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Without limiting in any manner the scope and generality of the foregoing, the Corporation shall have the following purposes and powers:

          (a) To acquire, purchase, own, receive, hold, sell, assign, exchange, transfer, pledge, mortgage, or otherwise deal in and with any and all securities, stocks, notes, treasury stocks, bonds, debentures, evidences of indebtedness, or warrants or rights to subscribe to any of the foregoing, issued or created by any one or more banks, banking corporations, bank holding companies, trust companies, corporations, firms, associations or other entities, public or private, whether formed under the laws of the United States of America or of any state, commonwealth, territory, dependency or possession thereof, or issued or created by the United States of America or any state or commonwealth thereof, or by any agency, subdivision, territory, dependency, possession or municipality of any of the foregoing.


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          (b)  To possess and exercise all rights, powers and privileges resulting from the ownership, either directly or indirectly, including the right to execute consents and vote thereon of any security, stock, note, treasury stock, bond, debenture, evidence of indebtedness or warrants or rights to subscribe to any of the foregoing;

          (c) To acquire, purchase, own, improve, operate, maintain, hold and carry on any bank related activities to the extent permitted by state and federal law, including, without limiting the generality of the foregoing, investment in securities, supervision and management of such securities, development and management of real or personal property, financial counseling and consulting, investment counseling and consulting, data processing and computer services, and management services;

          (d) To buy, sell, own, hold or otherwise deal in stocks, bonds, or any other type of securities to the extent permitted by federal and state law;

          (e) To purchase or otherwise acquire, own, hold, mortgage, pledge, sell, lease, use, market, improve, promote and otherwise handle, and generally deal in and dispose of real estate and personal property of every kind and character;

          (f) To cause to be organized under the laws of the United States of America or of any state, or of any political subdivision or municipality thereof, one or more corporations, firms, organizations, associations, banks, bank holding companies, banking corporations, trust companies or any other entity formed for the purpose of carrying on any lawful activity or business, and to promote, participate in, operate, dissolve, wind up, liquidate, merge or consolidate any of the foregoing;

          (g) To make loans and give other forms of credit, with or without security, and to negotiate and make contracts and agreements in connection therewith;

          (h) To borrow money for any business, object or purpose of the corporation from time to time, without limit as to amount; to issue any kind of indebtedness, whether or not in connection with borrowing money, including evidences of indebtedness convertible into stock of the corporation, to secure the payment of any evidence of indebtedness by the creation of any interest in any of the property or rights of the corporation, whether at that time owned or thereafter acquired;

          (i) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware; and

          (j) To do any and all things necessary and proper for the accomplishment of the aforesaid purposes of the corporation.

     4.   Common and Preferred Stock.
          --------------------------

          (a) The total number of shares that the Corporation shall have authority to issue is five million fifty thousand (5,050,000) shares of which five million (5,000,000) shares are to be common stock of the par value of One Dollar ($1.00) per share, and fifty thousand (50,000) shares are to be preferred stock of the par value of ten cents ($.10) per share.

                                       2
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          (b)  The preferred stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereinafter provided. The Board of Directors is expressly authorized to fix and state, by resolution or resolutions from time to time adopted, to the extent not fixed by the provisions hereinafter set forth, the designations, voting powers, if any, preferences and relative, participating, optional and other special rights of the shares of preferred stock, and the qualifications, limitations and restrictions thereof, to include, without limiting the generality of the foregoing, any of the following:

               (1)  the number of shares of any series;

               (2)  the name and any serial designations;

               (3) the annual dividend rate or rates and the dividend payment dates;

              (4) whether such dividends are to be cumulative or noncumulative, preferred, subordinate or equal to dividends declared and paid upon other series or upon any other shares of stock of the corporation, and the participating or other special rights, if any of such dividends;

               (5) the redemption provisions, if any, with respect to any series;

               (6) the amount or amounts of preferential or other payment to which any series of preferred stock is entitled over any other series of preferred stock or over the common stock on voluntary or involuntary liquidation, dissolution or winding-up, subject to the provisions set forth in paragraph (g) of this section 4;

               (7) any sinking fund or other retirement provisions and the extent to which the charges therefor are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series of preferred stock or for shares of the common stock;

               (8) any conversion, exchange, purchase or other privileges to acquire shares of any series of preferred stock or of the common stock;

               (9) the voting rights, if any, of any series, subject to the provisions hereinafter set forth.

          (c) Each share of any series of preferred stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

          (d) Prior to the issuance of any shares of preferred stock, a certificate setting forth a copy of the resolution of resolutions with respect to such series adopted by the Board of Directors of the corporation pursuant to the foregoing authority vested in said board shall be made, filed and
                                       3
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recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware. If no certificate is required, such certificate shall be signed and acknowledged on behalf of the corporation by its chairman of the board, president or a vice president and its corporate seal shall be affixed thereto and attested by its secretary or an assistant secretary. Such certificate shall be filed and kept on file at the principal office of the corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

          (e) Shares of any series of preferred stock which shall be issued and thereafter acquired by the corporation through redemption, purchase, conversion or otherwise, may, as may be provided by resolution or resolutions of the Board of Directors and upon compliance with applicable law, be returned to the status of authorized but unissued preferred stock, undesignated as to series, or to the status of authorized but unissued preferred stock of the same series.

          (f) At all elections of directors of the corporation and in respect of all other matters as to which the vote of consent of stockholders of the corporation shall be required to be taken, the holders of the common stock shall be entitled to one (1) vote for each share held by them. The holders of each series of the preferred stock shall have such voting rights as may be fixed by resolution or by resolutions of the Board of Directors providing for the issuance of such series; provided, however, that the holders of each series of the preferred stock shall not have more than one (1) vote for each share held by them at all elections of directors of the corporation and in respect to all other matters as to which the vote or consent of stockholders of the corporation shall be required to be taken.

          (g) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation available for distribution to the stockholders (whether from capital or surplus) shall be distributed among those of the respective series of the outstanding preferred stock, if any, as may be entitled to any preferential amounts and among the respective holders thereof in accordance with the preferences, relative, participating and other special rights and limitations and restrictions, if any, fixed for each such series and the holders thereof by resolution or resolutions of the board of directors providing for the issue of each such series of the preferred stock; and after payment in full of the amounts payable in respect of the preferred stock, if any, the holders of any series of the outstanding preferred stock who are not entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof and the holders of the outstanding common stock shall be entitled (to the exclusion of the holders of any series of the outstanding preferred stock entitled to preferential treatment pursuant to resolutions of the board of directors providing for the issue thereof) to share ratably in all the remaining assets of the Corporation available for distribution to its stockholders. A consolidation, merger or reorganization of the Corporation with or into one or more other corporations, or a sale, lease or other transfer of all or substantially all of the assets of the Corporation that does not result in the termination of the enterprise and distribution of the assets of the Corporation of the stockholders, shall not be deemed to constitute a liquidation, dissolution or winding-up of the Corporation within the meaning of this paragraph, notwithstanding the fact that the Corporation may cease to exist and may surrender its certificate of incorporation.

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     5.   Voting Rights.
          -------------

          (a) Common Stock.  At all elections of directors of the Corporation
              ------------
and in respect of all other matters as to which the vote or consent of shareholders of the Corporation shall be required to be taken, the holders of the common stock shall be entitled to one (1) vote for each share held by them.

          (b) Preferred Stock.  The holders of each series of the preferred
              ---------------
stock of the Corporation shall have such voting rights as may be fixed by resolution of the Board of Directors providing for the issuance of such series; provided, however, that the holders of each series of the preferred stock of the Corporation shall not have more than one (1) vote for each share held by them at all elections of directors of the Corporation and in respect of all other matters as to which the vote or consent of shareholders of the Corporation shall be required to be taken; provided, further, that except as set forth in the resolution of the Board of Directors providing for its issuance or as otherwise required by law, the holders of the preferred stock, or any series thereof, shall not vote separately as a class but shall vote on all matters as a single class with the holders of the common stock of the Corporation and any other class of capital stock of the Corporation voting with the common stock.

     6.   Incorporator.  The name and mailing address of the incorporator is as
          ------------
follows:

          Name                           Address
          ----                           -------
          Gregory B. Faison           Post Office Drawer 360
                                      Eufaula, Alabama  36027

     7.   Duration.  The corporation shall have perpetual duration.
          --------

     8.   No Preemptive Rights.  No holder of any share of shares of any class
          --------------------
of stock of the corporation shall have any preemptive or preferential right to subscribe for any shares of stock of any class of the corporation now or hereafter authorized or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of stock of any class of the corporation now or hereafter authorized; provided, however, that no provision of this Certificate of Incorporation shall be deemed to deny to the Board of Directors the right, in its discretion, to grant to the holders of shares of any class of stock at the time outstanding the right to purchase or subscribe for shares of stock of any class or any other securities of the corporation now or hereafter authorized at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

                                       5
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     9.   Board of Directors.
          ------------------

          (a)  Number, Classes and Terms.  The business and affairs of the
              -------------------------
corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three (3) nor more than fifteen (15) persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class of directors to expire at the third annual meeting of stockholders of the corporation, the term of office of the second class of directors to expire at the second annual meeting of stockholders of the corporation, and the term of office of the third class of directors to expire at the first annual meeting of stockholders of the corporation. At each annual meeting of stockholders of the corporation following such initial classification and election, directors elected to succeed those directors whose terms expire at such annual meeting shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders of the corporation after their election.

          (b) Initial Directors.  The names and mailing addresses of the persons
              -----------------
who are to serve as directors until the annual meeting of stockholders as hereinabove described, or until their successors are elected and qualify, and the class to which each shall belong, are as follows:

          Names                          Addresses
          -----                          ---------

                         First Class
                         -----------

          Ben F. Bowden                  Route 2, Box 113
                                         Eufaula, Alabama  36027

          L. Y. Dean, III                Post Office Drawer 360
                                         Eufaula, Alabama  36027

          Michael C. Dixon               Post Office Box 619
                                         Eufaula, Alabama  36027


                         Second Class
                         ------------

          Robert M. Dixon                Post Office Box 619
                                         Eufaula, Alabama  36027

          Gregory B. Faison              Post Office Drawer 360
                                         Eufaula, Alabama  36027

          James J. Jaxon, Jr.            Post Office Drawer 618
                                         Eufaula, Alabama  36027

                                       6
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                                  Third Class
                                  -----------

          W. D. Moorer
                                         Post Office Box 319
                                         Eufaula, Alabama  36027

          James D. Murphy, Jr.           Post Office Box 800
                                         Eufaula, Alabama  36027


          (c)  Newly Created Directorships and Vacancies.  Subject to the rights
               -----------------------------------------
of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification removal from office or other cause shall be filled by a majority vote of the directors then in office, and directors so chosen shall hold office until the annual meeting of stockholders of the corporation at which the term of the class of directors to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

          (d)  Continuance in Office. Notwithstanding anything to the
               ---------------------
contrary herein, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualified.

          (e)  Removal.  Subject to the rights of the holders of any series of
               -------
preferred stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders or at least seventy percent (70%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors.

          (f)  Nomination of Directors by Stockholders. In addition to the right
               ---------------------------------------
of the Board of Directors of the Corporation to make nominations for the election of directors, nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors if that stockholder complies with all of the following provisions of this paragraph:

               (1) Advance notice of the proposed nomination shall be received by the secretary of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to any meeting of the stockholders called for the election of directors.

               (2) Each notice so required shall set forth (i) the name, age, citizenship, business address and residence address of each nominee proposed;
(ii) the principal occupation or employment of each nominee for the five years preceding such meeting; (iii) the number of shares of stock of the Corporation which are owned directly or indirectly, by each such nominee; and (iv) all such other information with respect to each such nominee as would be required to be disclosed

                                       7
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in a proxy statement soliciting votes with respect to the election of directors which complies with the Securities Exchange Act of 1934 and the rules and regulations thereunder.

               (3) A nomination made by a stockholder may only be made in a meeting of the stockholders of the Corporation called for the election of directors at which such stockholder is present in person or by proxy, and can only be made by a stockholder who has theretofore complied with the notice provisions of this paragraph.

               (4) The chairman of the stockholder's meeting may determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, which determination if so made shall be conclusive and binding upon the stockholders, and if he should so determine, he shall so declare to the meeting and such nomination shall be disregarded.

          (g)  Powers of Directors.  In furtherance and not in limitation of the
               -------------------
powers conferred by statute, the Board of Directors is expressly authorized:

               (1)  To make, alter or repeal the by-laws of the corporation.

               (2) To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               (3) To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               (4) By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

          (h)  Ballot.  The election of directors need not be by written ballot
               ------
unless the bylaws so provide.

          (i)  Amendment, Repeal, Etc.  Notwithstanding any other provisions of
               ----------------------
this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of at least seventy percent (70%) of the voting

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power of all of the shares of the Corporation entitled to vote for the election of directors at the time of such action shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 9.

     10.  Stockholders Meetings Required.  Any action required or permitted to
          ------------------------------
be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of the stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, upon not less than ten (10) nor more than fifty (50) days written notice. Notwithstanding any other provisions of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), the affirmative vote of the holders of at least seventy percent (70%) of the voting power of all of the shares of the Corporation entitled to vote for the election of directors at the time of such action shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article 10.

     11.  Meetings.  Meetings of stockholders may be held within or without the
          --------
State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

     12.  Personal Liability.  A director shall not be personally liable to the
          ------------------
Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Certificate of Incorporation shall eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under section 174 of title 8 of the Delaware Code, or (4) for any transaction from which the director derived an improper personal benefit.

     13.  Indemnification.  The Corporation  shall  indemnify its officers,
          ----------------
directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware.

     14.  Creditor's Arrangements.  Whenever a compromise or arrangement is
          -----------------------
proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequences of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation as the case may be, and also on this Corporation.

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of Delaware, hereby certifies that the foregoing Restated Certificate of Incorporation is the Restated Certificate of Incorporation of the Corporation as of the date hereof and executes and acknowledges this instrument in accordance with Section 103(b)(2) of the General Corporation Law.

     DATE March 18, 1998.



                              EUFAULA BANCCORP, INC.



                              By: ________________________________
                                    Greg B. Faison
                                    President and Chief Executive Officer


ATTEST:



By:_______________________________
     Gloria Hagler
     Secretary
                                      10